Exhibit 10.6n
RESTRICTED UNIT AWARD AGREEMENT—DIRECTOR DEFERRALS
Granted Under the
DICK’S SPORTING GOODS, INC.
AMENDED AND RESTATED 2012 STOCK AND INCENTIVE PLAN
(As Amended and Restated on June 9, 2021)
This Restricted Unit Award Agreement (this “Agreement”), dated as of the date of grant set forth below (the “Grant Date”), is made and entered into between Dick’s Sporting Goods, Inc. (the “Company”) and %%FIRST_NAME%-% %%LAST_NAME%-% (the “Grantee”), pursuant to, and subject to, the terms of the Company’s Amended and Restated 2012 Stock and Incentive Plan, as amended and restated (the “Plan”).
All capitalized terms not otherwise defined in this Agreement have the same meaning given such capitalized terms in the Plan, an electronic copy of which can be found on the Company’s equity administrator’s website (the “E*TRADE Director Stock Plan Account”).
Grantee’s Name:    <First Name> <Last Name>
Grant Date:    <Grant Date>
Total Restricted Unit Number:    <Restricted Unit Number>
Vesting Date:    <Vesting Date>
1.Restricted Unit Award. Subject to, and pursuant to, all terms and conditions stated in this Agreement and in the Plan, as of the Grant Date, the Company hereby grants to the Grantee restricted units (“Restricted Units”) consisting of the right to receive shares of Common Stock (the “Shares”). Each Restricted Unit shall represent a right to receive one Share, to the extent such Restricted Unit is vested pursuant to the terms of this Agreement. The number of Restricted Units covered by this Agreement (the “Total Restricted Unit Number”) is set forth above.
2.Vesting. The Grantee shall earn the number of Restricted Units under this Agreement, and the Grantee’s rights to such earned Restricted Units shall vest and become nonforfeitable as of the vesting date set forth above (the “Vesting Date”), subject to Sections 4 and 18 of this Agreement.
3.Form and Timing of Payment of Vested Awards. Subject to the Restricted Units vesting in accordance with Section 2 and the other terms and conditions of this Agreement, the Restricted Units will be settled as soon as practicable following the applicable Vesting Date (the “Settlement Date”), but in no event later than March 15 of the year following the year in which the applicable Vesting Date occurs, by delivery to the Grantee of payment with respect to such Restricted Units in the form of Shares. Notwithstanding the foregoing, in the event the Grantee makes a valid deferral election pursuant to any deferral plan applicable to the Grantee, the Shares shall instead be delivered in accordance with the applicable provisions of the deferral election.
Except as otherwise provided in this Agreement, the Company shall deliver stock certificate(s) or other evidence of ownership representing the number of Shares earned in accordance with Section 2 to the Grantee as soon as practicable but in no event later than 30 days following the Vesting Date; provided, however, that: (i) no certificate(s) for, or other evidence of ownership of, the Shares shall be delivered with respect to the Restricted Units; and (ii) the Company shall not deliver stock certificate(s) or other evidence of ownership representing the Shares if the Committee, Board, Administrator or other authorized agent determines, in its sole discretion, that the delivery of such certificate(s) or other evidence of ownership would violate the terms of the Plan, this Agreement or applicable law.
4.Termination of Service.
(a)Except as set forth in this Section 4, as otherwise approved by the Committee, as provided in a Company plan applicable to the Grantee or an agreement between the Grantee and the Company, if any, if the Grantee’s Continuous Status ceases for any reason prior to the Vesting Date, then, effective at the close of business on the date the Grantee’s Continuous Status ceases, all of the Grantee’s Restricted Units covered by this Agreement, whether earned or unearned, shall be automatically cancelled and forfeited in their entirety without any further obligation on the part of the Company, such that the Company shall not be obligated to deliver any Shares or any other compensation to the Grantee with respect to such cancelled and forfeited Restricted Units.
(b)Unless otherwise provided in a Company plan applicable to the Grantee, approved by the Committee, or pursuant to an agreement between the Grantee and the Company, if any, if during the period commencing on the Grant Date and ending on the Vesting Date (the “Vesting Period”):
(i)The Grantee’s Continuous Status terminates by reason of the Grantee’s “permanent and total disability” (as defined in Section 22(e)(3) of the Code) or death, the Award shall vest immediately, to the extent not previously vested. Any payments due to a deceased Grantee, if any, shall be paid to his or her estate.
5.Limitation of Rights; Investment Representation. The Grantee shall have all of the rights and privileges of a stockholder of the Company with regard to the Shares underlying this Agreement upon the Settlement Date, except as otherwise provided in the Plan and this Agreement. In this regard, prior to actual settlement of the Shares in accordance with Section 3, (i) the Grantee may not transfer any interest in the underlying Shares, (ii) any cash or in-kind dividends paid or distributed with respect to the Shares (“Dividend Equivalents”) shall be wired to the Grantee’s E*TRADE Director Stock Plan Account, without interest, only when, and if, the related Shares shall become vested in accordance with this Agreement and the Plan, and (iii) all Shares that do not vest on the Vesting Date shall be forfeited and any all Dividend Equivalents not paid or distributed with respect to such forfeited Shares shall also be forfeited to the Company and shall not be paid to the Grantee. The Grantee acknowledges and agrees that the Shares which the Grantee acquires pursuant to this Agreement, if any, shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws, and shall not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Any attempt to transfer the Restricted Units or the Shares in violation of this Section 5 or the Plan shall render the Restricted Units null and void.
6.Income Taxes. The Grantee acknowledges that any income for federal, state or local income tax purposes that the Grantee is required to recognize on account of the vesting and settlement of the Restricted Units to the Grantee shall be the sole responsibility of the Grantee. The

Grantee acknowledges that the Grantee, not the Company, shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
7.No Guarantee of Continued Service. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES PURSUANT TO THIS AGREEMENT WILL OCCUR THROUGH THE LAPSE OF THE VESTING SCHEDULE SET FORTH HEREIN AND BY CONTINUING AS AN EMPLOYEE, NON-EMPLOYEE DIRECTOR OR CONSULTANT, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED UNITS OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.
8.Further Assistance. The Grantee will provide assistance reasonably requested by the Company in connection with actions taken by the Grantee while providing services to the Company, including, but not limited to, assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which the Grantee was a Non-Employee Director.
9.Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and the Grantee and their respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the issuance of the Shares.
10.Agreement to Abide by the Plan; Conflict between the Plan and this Agreement. The Plan is hereby incorporated by reference into this Agreement and is made a part hereof as though fully set forth in this Agreement. The Grantee, by execution of this Agreement, (i) represents that he or she is familiar with the terms and provisions of the Plan and (ii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. The Grantee accepts as binding, conclusive and final all decisions or interpretations of the applicable Administrator of the Plan upon any question arising under the Plan, this Agreement (including, without limitation, the date of any termination of the Grantee’s service with the Company and/or termination of Continuous Status). In the event of any conflict between the Plan and this Agreement, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
11.Assurances. The Grantee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.
12.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements. This Agreement is governed by applicable federal laws and the laws of the State of Delaware without regard to its conflict of law principles.
13.Notices and Electronic Delivery. The Company may, in its sole discretion, deliver any documents or notices related to this Agreement, the Shares, the Grantee’s participation in the Plan, or future Awards that may be granted to the Grantee under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and to the Grantee’s participation in the Plan through the E*TRADE Director Stock Plan Account or any successor online or electronic system established and maintained by the Company or another third party designated by the Company.
14.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan.
16.Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Agreement, and the Company may round fractions down.
17.Forfeiture and Clawback.
(a)Notwithstanding anything to the contrary contained herein, this Agreement shall expire and be cancelled, and the Grantee shall not vest in any Restricted Units, and the Restricted Units shall be cancelled, if the Grantee violates the terms of any confidentiality, non-solicit or non-compete obligation, or any other restrictive covenant set forth in any agreement between the Grantee and the Company or any of its Subsidiaries or affiliates, or otherwise pursuant to any written policy of the Company or any of its Subsidiaries or affiliates.
(a)Notwithstanding any provision in this Agreement to the contrary, any compensation, payments or benefits provided hereunder (or profits realized from the sale of the Shares delivered hereunder), whether in the form of cash or otherwise, shall be subject to recoupment and recapture to the extent necessary to comply with the requirements of any Company-adopted policy and/or laws or regulations, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Exchange Act, Section 304 of the Sarbanes Oxley Act of 2002, the New York Stock Exchange Listed Company Manual or any rules or regulations promulgated thereunder with respect to such laws, regulations and/or securities exchange listing requirements, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to this grant and recovery of amounts relating thereto. By executing this Agreement, the Grantee agrees and acknowledges that he or she is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover, recoup or recapture this grant of the Restricted Units and any other Awards granted to the Non-Employee Director under the Plan or any other equity and cash incentive plan of the Company payable or earned after the date of this Agreement pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup or recapture this grant of the Restricted Units or amounts paid under the Plan from the Grantee’s accounts, or pending or future compensation or other grants.

18.Section 409A.
(a)This Agreement is intended to either (i) qualify for the short-term deferral exemption under Section 409A or (ii) satisfy the requirements of Section 409A. This Agreement shall be interpreted, administered and construed in a manner consistent with that intent. Notwithstanding the foregoing, if the Company determines that any provision of this Agreement or the Plan contravenes Section 409A or could cause the Grantee to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Grantee’s consent, modify such provision to (x) comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of any taxes, interest and penalties under Section 409A, or (y) maintain, to the maximum extent practicable, the original intent and economic benefit to the Grantees of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. This Section 18 does not create an obligation of the Company to modify the Plan or this Agreement and does not guarantee that the Restricted Units will not be subject to taxes, interest and penalties under Section 409A.
(b)If the Grantee is a “specified employee” as defined under Section 409A and the Shares are to be settled on account of the Grantee’s separation from service (for reasons other than death) and such Shares constitute “deferred compensation” as defined under Section 409A, then any portion of the Shares that would otherwise be settled during the 6-month period commencing on the Grantee’s separation from service shall be settled as soon as practicable following the conclusion of the 6-month period (or following the Grantee’s death if it occurs during such 6-month period).
(c)Notwithstanding anything in this Agreement to contrary, in the event the Shares remain outstanding following the Grantee’s “separation from service” as defined in Treas. Reg. § 1.409A-1(h), and settle on or after the Vesting Date, the Shares shall settle no later than December 31 of the year in which the Vesting Date occurs.
19.Power of Attorney. The Grantee hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Grantee, to act in his or her name, place and stead, in connection with any and all transfers of Shares and associated rights hereunder, whether or not vested, to the Company pursuant to this Agreement, including in the event of the Grantee’s termination.
20.Acknowledgements. By executing this Agreement, the Grantee acknowledges receipt of a copy of the Plan and the prospectus relating to the Restricted Units and agrees to be bound by the terms and conditions set forth in this Agreement and the Plan, as in effect and/or amended from time to time. Electronic acceptance of this Agreement by the Grantee pursuant to the Company’s instructions to the Grantee (including through the Company’s E*TRADE Director Stock Plan Account) shall constitute execution of this Agreement by the Company and the Grantee.